MEDIA CONTACT:

Ken Engberg

kenneth.engberg@dealertrack.com

(516) 734-3692

INVESTOR CONTACT:

Garo Toomajanian

investorrelations@dealertrack.com

(888) 450-0478

Dealertrack Technologies Reports
Fourth Quarter and Full Year 2013 Financial Results

Reports 24% Revenue Growth for 2013

Lake Success, N.Y., February 19, 2014 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2013.

GAAP Results for the Fourth Quarter 2013

▪	Revenue for the quarter was $126.1 million, as compared to $101.8 million for 2012.
▪	GAAP net loss for the quarter was $(3.7) million, as compared to GAAP net income of $0.5 million for 2012.
▪	Diluted GAAP net loss per share for the quarter was $(0.08), as compared to diluted GAAP net income per share of $0.01 for 2012.

Non-GAAP Results for the Fourth Quarter 2013

▪	Adjusted EBITDA for the quarter was $28.1 million, as compared to $25.8 million for 2012.
▪	Adjusted net income for the quarter was $12.4 million, as compared to $13.7 million for 2012.
▪	Diluted adjusted net income per share for the quarter was $0.27, as compared to $0.31 for 2012.

GAAP Results for the Year Ended December 31, 2013

▪	Revenue for the year was $481.5 million, as compared to $388.9 million for 2012.
▪	GAAP net income for the year was $5.9 million, as compared to $20.5 million for 2012.
▪	Diluted GAAP net income per share for the year was $0.13, as compared to $0.46 for 2012.

GAAP net income for the year ended December 31, 2012 included a $15.9 million, or $0.36 per share, gain (net of taxes) for the contribution of the net assets of Chrome to the Chrome Data Solutions joint venture; a $3.4 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to the Chrome Data Solutions joint venture; and a $3.9 million, or $0.09 per share, non-cash charge (net of taxes) from a fair value adjustment to a warrant.

Non-GAAP Results for the Year Ended December 31, 2013

▪	Adjusted EBITDA for the year was $117.7 million, as compared to $97.3 million for 2012.
▪	Adjusted net income for the year was $59.1 million, as compared to $49.1 million for 2012.
▪	Diluted adjusted net income per share for the year was $1.30, as compared to $1.12 for 2012.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, commented, “We are pleased to report a strong fourth quarter and finish to 2013. We experienced solid execution from both our subscription and transaction businesses, with record quarterly revenue of $126.1 million, up 24% in total from a year ago. The combination of momentum in our business and positive industry trends allowed us to consistently deliver strong results throughout the year and end 2013 with revenue of $481.5 million, up 24% from 2012. We achieved a number of successes in 2013, including developing our Dealertrack 2.0 initiative, expanding our DMS installation capacity, shifting our sales organization to an account management structure and broadening our array of subscription and transaction products. We look forward to the closing of our pending acquisition of Dealer.com, which will expand our overall market opportunity and mark a significant milestone toward realizing our vision of transforming auto retailing with an integrated suite of innovative products. Our successes and recent acquisitions provide us with a firm foundation as we head into 2014 and give us confidence in our ability to deliver accelerated growth this year as we execute on our strategy.”

Guidance for 2014

Dealertrack’s guidance for 2014, which includes the impact of the pending acquisition of Dealer.com, assuming a March 1, 2014 closing date, is as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $800.0 million and $816.0 million, an increase of 66% to 69% from 2013.
▪	GAAP net loss for the year is expected to be between $(7.0) million and $(13.0) million.
▪	Diluted GAAP net loss per share for the year is expected to be between $(0.24) and $(0.13).

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $180.0 million and $188.0 million.
▪	Adjusted net income for the year is expected to be between $78.0 million and $84.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.42 and $1.53.

Diluted GAAP net loss and adjusted net income per share guidance for the year is based on an estimated 55.0 million diluted weighted average shares outstanding, reflecting the expected issuance of an additional approximately 8.7 million shares of common stock in connection with the closing of the Dealer.com transaction. The guidance assumes that in 2014 new car sales by franchised dealers will total approximately 16.2 million units and used car sales by franchised dealers will total approximately 15.9 million units.

Conference Call

Dealertrack will host a conference call to discuss its fourth quarter and full year 2013 results, as well as its 2014 guidance, on February 19, 2014 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack Technologies, Inc. website until March 5, 2014.

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Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, aftermarket providers and other service providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,400 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive, and Registration and Titling solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2014 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, expectations concerning our pending acquisition of Dealer.com, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; failure to consummate or delay in consummating our pending acquisition of Dealer.com; the possibility that the expected benefits of our acquisition of Dealer.com may not materialize as expected; failure to successfully integrate the business, infrastructure and employees of Dealer.com; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

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DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net revenue	$126,111	$101,775	$481,534	$388,872
Cost of revenue	76,606	58,358	277,580	220,695
Product development	3,555	2,920	15,201	11,732
Selling, general and administrative	50,188	39,016	177,699	142,518
Total operating expenses	130,349	100,294	470,480	374,945
Income (loss) from operations	(4,238)	1,481	11,054	13,927
Interest expense, net	(3,226)	(3,072)	(12,752)	(10,056)
Other income (expense), net	67	589	614	(5,528)
Earnings from equity method investment, net	1,609	430	5,651	1,167
Gain on disposal of subsidiary and sale of other assets	—	—	—	33,193
Income (loss) before benefit from (provision for) income taxes, net	(5,788)	(572)	4,567	32,703
Benefit from (provision for) income taxes, net	2,082	1,071	1,327	(12,249)
Net income (loss)	$(3,706)	$499	$5,894	$20,454

Basic net income (loss) per share	$(0.08)	$0.01	$0.14	$0.48
Diluted net income (loss) per share	$(0.08)	$0.01	$0.13	$0.46
Weighted average common stock outstanding (basic)	43,931	42,765	43,616	42,508
Weighted average common stock outstanding (diluted)	43,931	44,221	45,325	43,999

Adjusted EBITDA (non-GAAP) (a)	$28,054	$25,773	$117,707	$97,273
Adjusted EBITDA margin (non-GAAP) (b)	22%	25%	24%	25%
Adjusted net income (non-GAAP) (a)	$12,387	$13,673	$59,095	$49,068
Shares used for diluted adjusted net income per share (c)	46,232	44,221	45,325	43,999
Diluted adjusted net income per share (non-GAAP)	$0.27	$0.31	$1.30	$1.12

Stock-based compensation expense was classified as follows:
Cost of revenue	$689	$601	$2,828	$2,429
Product development	182	160	727	749
Selling, general and administrative	2,791	2,629	10,836	10,414
	$3,662	$3,390	$14,391	$13,592

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended December 31, 2013, the diluted weighted average shares outstanding of 46,232,000 does not include 546,000 shares related to our senior convertible notes.

DEALERTRACK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$122,373	$143,811
Marketable securities	10,589	34,031
Customer funds and customer funds receivable	25,901	16,076
Accounts receivable, net	48,212	43,679
Deferred tax assets, net	6,331	4,412
Prepaid expenses and other current assets	21,533	19,142
Total current assets	234,939	261,151

Marketable securities – long-term	—	4,428
Property and equipment, net	31,866	27,407
Software and website development costs, net	62,513	46,182
Investments	119,318	122,808
Intangible assets, net	135,554	117,599
Goodwill	317,248	270,646
Deferred tax assets, net	40,421	43,611
Other assets — long-term	14,616	16,684
Total assets	$956,475	$910,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$56,942	$50,852
Customer funds payable	25,901	16,076
Deferred revenue	9,958	7,959
Deferred tax liabilities	4,278	3,031
Due to acquirees	2,000	11,124
Total current liabilities	99,079	89,042
Long-term liabilities	256,172	250,157
Total liabilities	355,251	339,199
Total stockholders' equity	601,224	571,317
Total liabilities and stockholders' equity	$956,475	$910,516

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DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2013	2012
Operating activities:
Net income	$5,894	$20,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,527	51,678
Deferred tax (benefit) provision	(11,339)	751
Stock-based compensation expense	14,391	13,592
Provision for doubtful accounts and sales credits	10,012	7,306
Earnings from equity method investment, net	(5,651)	(1,167)
Deferred compensation	184	150
Stock-based compensation windfall tax benefit	(6,140)	(6,716)
Gain on disposal of subsidiary and sale of other assets	—	(33,193)
Realized gain on sale of securities	(362)	(4)
Amortization of debt issuance costs and debt discount	9,482	7,566
Change in contingent consideration	(500)	(900)
Change in fair value of warrant	—	6,310
Amortization of deferred interest	1,045	927
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,882)	(13,321)
Prepaid expenses and other current assets	2,686	10,985
Other assets — long-term	10,314	6,202
Accounts payable and accrued expenses	(1,274)	1,075
Deferred rent	171	397
Deferred revenue	1,889	(188)
Other liabilities — long-term	(62)	(1,181)
Net cash provided by operating activities	82,385	70,723

Consolidated Statements of Cash Flows (continued)

	Twelve Months Ended December 31,
	2013	2012
Investing activities:
Capital expenditures	(14,289)	(9,951)
Capitalized software and website development costs	(34,116)	(22,762)
Proceeds from sale of Chrome-branded asset	—	5,500
Purchases of marketable securities	(26,952)	(70,175)
Proceeds from sales and maturities of marketable securities	54,170	30,856
Cash contributed for equity method investment	—	(1,750)
Return of equity method investment	714	—
Payment for acquisition of businesses, net of acquired cash	(85,382)	(129,882)
Net cash used in investing activities	(105,855)	(198,164)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(125)	(538)
Proceeds from stock purchase plan and exercise of stock options	10,044	8,650
Purchases of treasury stock	(1,010)	(831)
Stock-based compensation windfall tax benefit	6,140	6,716
Payment of a note payable	(11,439)	—
Proceeds from issuance of senior convertible notes	—	200,000
Payments for debt issuance costs	—	(7,723)
Payments for convertible note hedges	—	(43,940)
Proceeds from issuance of warrants	—	29,740
Net cash provided by financing activities	3,610	192,074

Net (decrease) increase in cash and cash equivalents	(19,860)	64,633
Effect of exchange rate changes on cash and cash equivalents	(1,578)	469
Cash and cash equivalents, beginning of period	143,811	78,709
Cash and cash equivalents, end of period	$122,373	$143,811

Supplemental disclosure:
Cash paid for:
Income taxes	$5,029	$3,275
Interest	4,222	2,072
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	3,412	7,316
Assets acquired under capital leases and financing arrangements	223	774
Non-cash consideration issued for acquisition of Vintek	4,000	—
Non-cash consideration issued for investment in Chrome Data Solutions	—	42,301
Non-cash consideration issued for acquisition of ClickMotive	—	250

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

GAAP net income (loss)	$(3,706)	$499	$5,894	$20,454
Interest income	(98)	(150)	(510)	(745)
Interest expense – cash	885	931	3,780	3,357
Interest expense – non-cash	2,439	2,291	9,482	7,444
(Benefit from) provision for income taxes, net	(2,082)	(1,071)	(1,327)	12,249
Depreciation of property and equipment and amortization of capitalized software and website costs	8,912	6,170	30,989	23,345
Amortization of acquired identifiable intangibles	8,702	7,849	31,538	28,333
EBITDA (non-GAAP)	15,052	16,519	79,846	94,437
Adjustments:
Stock-based compensation	3,662	3,390	14,391	13,592
Contra-revenue	1,065	1,025	4,869	4,215
Integration and other related costs	3,413	826	6,802	1,530
Acquisition-related and other professional fees	2,814	589	5,235	2,711
Acquisition-related contingent consideration changes and compensation expense, net	1,342	1,374	2,028	1,777
Amortization of equity method investment basis difference	706	997	2,824	3,985
Rebranding expense	—	1,053	2,068	1,909
Realized gain on sale of previously impaired securities (non-taxable)	—	—	(356)	—
Gain on disposal of subsidiary and sale of other assets	—	—	—	(33,193)
Change in fair value of warrant	—	—	—	6,310
Adjusted EBITDA (non-GAAP)	$28,054	$25,773	$117,707	$97,273

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

GAAP net income (loss)	$(3,706)	$499	$5,894	$20,454
Adjustments:
Interest expense – non-cash (not tax-impacted)	2,439	2,291	9,482	7,444
Amortization of acquired identifiable intangibles	8,702	7,849	31,538	28,333
Stock-based compensation	3,662	3,390	14,391	13,592
Contra-revenue	1,065	1,025	4,869	4,215
Integration and other related costs	3,413	826	7,045	1,583
Acquisition-related and other professional fees	2,814	589	5,235	2,711
Acquisition-related contingent consideration changes and compensation expense, net	1,342	1,374	2,028	1,777
Amortization of equity method investment basis difference	706	997	2,824	3,985
Rebranding expense	—	1,053	2,068	1,909
Realized gain on sale of previously impaired securities (non-taxable)	—	—	(356)	—
Amended state tax returns impact (non-taxable)	—	—	(19)	—
Gain on disposal of subsidiary and sale of other assets	—	—	—	(33,193)
Change in fair value of warrant	—	—	—	6,310
Accelerated depreciation of certain technology assets	—	—	—	1,004
Tax impact of adjustments	(8,050)	(6,220)	(25,904)	(11,056)
Adjusted net income (non-GAAP)	$12,387	$13,673	$59,095	$49,068

(a) The tax impact of adjustments for the three and twelve months ended December 31, 2013 is based on a U.S. statutory tax rate of 37.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.1% and 36.9%, respectively, for the three months ended December 31, 2013, and 37.1% and 36.8%, respectively, for the twelve months ended December 31, 2013. The tax impact of adjustments for the three and twelve months ended December 31, 2012 is based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.8%, respectively, for the three months ended December 31, 2012, and 38.1% and 37.7%, respectively, for the twelve months ended December 31, 2012.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Loss to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net loss	$(13.0)	$(7.0)
Interest, net	37.0	37.0
Income taxes, net	(7.3)	(3.9)
Amortization of basis difference from joint venture	2.3	2.3
Depreciation and amortization	33.8	33.4
Amortization of acquired identifiable intangibles	78.0	78.0
EBITDA (non-GAAP)	130.8	139.8
Adjustments:
Stock-based compensation	19.0	19.0
Gain on sale of asset	(9.8)	(9.8)
Non-recurring costs (a)	35.0	34.0
Contra-revenue	5.0	5.0
Adjusted EBITDA - (non-GAAP)	$180.0	$188.0

(a) Includes certain acquisition related costs, including integration costs, professional fees and other related costs, and acquisition related compensation expense.

Reconciliation of Forward-looking GAAP Net Loss to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net loss	$(13.0)	$(7.0)
Adjustments:
Stock-based compensation	19.0	19.0
Amortization of acquired identifiable intangibles	78.0	78.0
Amortization of basis difference from joint venture	2.3	2.3
Non-cash interest expense (not tax-impacted)	10.5	10.5
Gain on sale of asset	(9.8)	(9.8)
Non-recurring costs (a)	35.0	34.0
Contra-revenue	5.0	5.0
Tax impact of adjustments (b)	(49.0)	(48.0)
Adjusted net income (non-GAAP)	$78.0	$84.0

(a) Includes certain acquisition related costs, including integration costs, professional fees and other related costs, and acquisition related compensation expense.

(b)  The tax impact of adjustments are based on a blended tax rate of 35% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.
Summary of Business Statistics
Three months ended
(Unaudited)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2013	2013	2013	2013	2012

Active U.S. dealers (a)	20,046	20,238	20,205	20,041	19,067
Active U.S. lenders (b)	1,410	1,378	1,355	1,291	1,261
Transactions processed (in thousands) (c)	24,471	27,172	26,176	24,106	20,782
Active U.S. lender to dealer relationships (d)	191,135	191,548	184,273	181,578	174,628
Subscribing dealers (e)	18,464	18,255	18,076	17,832	17,619

Transaction revenue (in thousands)	$70,338	$73,514	$71,645	$61,364	$54,589
Subscription revenue (in thousands)	$49,107	$45,223	$44,623	$42,778	$42,212
Other revenue (in thousands)	$6,666	$5,845	$5,514	$4,917	$4,974

Average transaction price (f)	$2.91	$2.74	$2.79	$2.60	$2.67
Transaction revenue per car sold (g)	$8.63	$7.70	$7.38	$8.99	$7.18
Average monthly subscription revenue per subscribing dealership (h)	$815	$758	$757	$737	$749

(a)     We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b)     We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c)      Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks at the end of a given period.

(d)      Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(e)      Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(f)       Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks during a given period. Revenue used in the calculation adds back (excludes) transaction related contra-revenue.

(g)      Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in calculation adds back (excludes) transaction related contra-revenue.

(h)      Represents subscription services revenue divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

TRAK-E ###

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